SUMMARY of the following for BALD MOUNTAIN WASH (BMW) GOLD PROPERTY, NYE COUNTY, NEVADA.

Quick Points:
•	Owner is Gee-Ten Ventures Ltd. (a royalty is held by Verley, Godwin & Sinitsin).
•	BMW is strategically close to the Round Mountain gold mine, the largest volcanic hosted deposit in the world (Figs. 1 and 3)!
•	Property consists of claims, each 1500 feet by 600 feet (Fig. 2).
•	Past drilling by Algom yielded significant gold intersections in the Nern part of the claim group (Table 2 and point "A" in Fig. 5).
•	Total of past exploration expenditures is about Cdn$300,000 (Table 1).
•	High level volcanic geology is compatible with epithermal gold deposits (Figs. 3, 4 and 7).
•	Coincident geochemistry and resistivity anomalies (Figs. 5,6 and 7) allows targeting of drill holes (Table 3).
•	Roughly, Phase 1 drilling should cost about US$300,000 (Cdn$200,000) low ball estimated using reverse circulation drilling in Table 4). Phase 2 drilling, contingent on success in Phase 1 program, should cost about US$300,000-500,000 (Table 5). (Some, at least, of the drilling should be of the more expensive diamond drilling type-hence the higher suggested costs.)
•
Mineralization model involves: (i) US$300-500,000 gold replacement [currently known mineralization] and (ii) deep bonanza grade mineralization, as at the Ken Snyder mine in northern Nevada, along silicified profound structures; as supported by the continuous, strong resistivity anomaly, and continuous, coincident geochemical anomalies.

The following figures have been cut out of a lengthy Technical Report that can be used in any effort made to raise money. The Technical Report is entitled: "Report on 2004 Exploration on the Bald Mountain Wash Gold Property, Nye County, Nevada, USA". It is authored by Peter A. Christopher, PhD, PEng of Peter Christopher & Associates Inc., and is dated 29th July 2003.

Summary prepared by

/s/“Colin I. Godwin”
____________________________
Colin I. Godwin, PhD, PEng, PGeo
Professor Emeritus
Department of Earth and Ocean Services
The University of British Columbia
2005-07-19

TABLE 1. MAJOR PAST EXPLORATION COSTS ON BALD MOUNTAIN
WASH GOLD PROPERY.

COMPANY	YEAR	EXPLANATION	US$	CDN$
Ricafuerte	1989	Mapping and geochemical sampling		$5,300
Ricafuerte	1991	Reverse circulation drilling (5 holes), assaying, etc.		63,550
Rio Algom	1992	Reverse circulation drilling (10 holes), assaying, mapping and geochemical sampling, etc.	$70,557	111,475
Rio Algom	1993	Reverse circulation drilling (2 holes), assaying, etc.	15,000*	23,700
Gee-Ten	1997	Induced polarization/resistivity/magnetic surveys	10,450	16,511
Gee-Ten	2003	Soil and vegetation geochemical surveys & induced polarization/resistivity/magnetic surveys		100,000
TOTAL IN CANADIAN DOLLARS				317,500

Notes: * is estimated cost; conversion factor for US$ to CDN$ used was 1.58.

TABLE 2. Significant drill intercepts of gold in the area marked "A" in Figure 5.

Hole No.	Interval in ft (m)	Width in ft (m)	True Width in ft (m)	Au ppb*	Au ozlt	Composites Au ozlt
91-2	70-1 20 (21.3-36.6)	50 (15.2)	same	709	0.021	0.012
91-2	220-280 (67.1-85.4)	60 (18.3)	same	858	0.025	0.034
91-3	75-125 (22.9-38.1)	50 (15.2)	same	1142	0.033	0.019
91-5	0-35 (0-10.7)	35 (10.7)	same	553	0.016	-
91-5	105-170 (32.0-51.8)	65 (19.8)	same	884	0.026	0.023
91-5	225-260 (68.6-79.2)	35 (10.7)	same	593	0.017	-
91-6	0-35 (0-10.7)	35 (10.7)	same	989	0.029	-
BMW-3	260-290 (79.3-88.4)	30 (9.1)	same	458	0.013	-
BMW-9	290-300 (88.4-91.4)	10 (3.0)	same	670	0.020	-

* Fire assay from 2 assay ton sample. **True width is approximately the same in vertical holes, based on shallow 10 degree dip of beds; inclined holes are approximately perpendicular to bedding, and therefore, width are true.

WORK RECOMMENDATIONS

Summary Recommendation of Two Phases of Work

A two-phase reverse circulation drill program with drill holes targeted mainly on geophysical criteria is proposed. The total cost of the two phases is estimated at CDN$ 750,000 (CDN$ = Canadian dollars).

The first phase program consists of seven reverse circulation drill holes totaling 8,000 feet (2440 m) is proposed. These holes are targeted mainly on anomalous induced polarization/resistivity/magnetic geophysical survey results (Table 18.3). In addition, surface mapping and sampling should be carried out in order to gain an understanding of structural and alteration controls affecting mineralization. The cost of the first phase is estimated at CDN$250,000.

TABLE 3. First phase drill holes selected on geophysical and geochemical data.

HOLE Grid Coordinates	LENGTH FEET (meters)	ORIENT- ATION	SELECTION CRITERIA
2003-1 17200N, 8200E	1000 (305)	-60O/090O	High geophysical priority. Coincident resistivity high and gold is soils high: Test vertical gold-bearing vein.
2003-2 17200N, 8600E	1000 (305)	-60O/090O	High geophysical priority. Coincident resistivity high and gold is soils high. Test vertical structure/vein and associated gold mineralization.
2003-3 16700N, 7900E	1000 (305)	-60O/090O	High geophysical priority. Coincident resistivity high and gold is soils high. Test vertical structure/vein and associated gold mineralization.
2003-4 16200N, 7900E	1000 (305)	-60O/090O	High geophysical priority. Coincident resistivity high and gold is soils high. Test vertical structure/vein and associated gold mineralization.
2003-5 15800N, 8200E	1000 (305)	-60O/090O	High geophysical priority. Resistivity high. Test vertical Structure/vein and associated gold mineralization.
2003-6 15800N, 8200E	1000 (305)	-60O/090O	High geophysical priority. Resistivity high. Test vertical Structure/vein and associated gold mineralization.
2003-7 13800N, 8400E	1000 (305)	-60O/090O	High geophysical priority. Resistivity high. Test vertical Structure/vein and associated gold mineralization.
2003-8 13800N, 8400E	1000 (305)	-60O/270O	High geophysical priority. Resistivity high. Test vertical Structure/vein and associated gold mineralization.

The second phase 15,000 foot (4,600 m) follow-up reverse circulation drilling program, contingent upon success of the Phase 1 program, is proposed to further explore and extend the potential of the property as established by Phase 1. The cost of the second phase is estimated at CDN$500,000.

Recommendation of Phase One Work

Table 4 estimates costs of the first phase drilling of holes proposed in Table 4. The eight reverse circulation holes will cost about CN$250,000.

TABLE 4. Estimated costs of first phase drilling.

DRILL HOLES	DESCRIPTION	TOTAL LENGTH	APROXIMATE COST
FIRST PHASE REVERSE CIRCULATION HOLES	8 HOLES	8,000 FT	CN$225,000

PERMITTING, RECORDING FEES, ETC.			10,000
CONTINGENCY			15,000
FIRST PHASE TOTAL IN CANADIAN DOLLARS			250,000
 *Drilling, assaying and supervision estimated at about US$2 1.00Ifoot (CN$

Recommendation of Phase Two Work

A second phase of reverse circulation drilling is contingent upon success in the first phase drilling (Tables 4). The objective will be to define, by step-out drilling, tonnage potential of discoveries identified in the first phase drilling program. A minimum of ten holes is recommended.

Table 5 of estimated costs of the second phase drilling totals about CN$ 180,000. A somewhat high contingency allows for a slightly expanded program, given success during the program.

TABLE 5. Estimated costs of contingent second phase.

DRILL HOLES	DESCRIPTION	TOTAL LENGTH	APROXIMATE COST
SECOND PHASE REVERSE CIRCULATION HOLES	15 HOLES	15,000 FT	CN$4,600,000*
PERMITTING, ETC.			10,000
CONTINGFNCY			30,000
SECOND PHASE TOTAL IN CANADIAN DOLLARS			500,000
*Drilling, assaying and supervision estimated at about US$22.72/foot (CN$30.70/foot).

Opinion that Property is of Sufficient Merit to Justify Work
Recommended

A geological model for the property has been proposed that indicates significant tonnage could be found in either replacement, manto-type gold deposits or associated with higher grade low sulphidation epithermal veins. Past sampling of soils, surface rocks in trenches and samples from drilling indicate that significant gold grades occur locally. Blind vein deposits have not been adequately tested for on the property, despite results that are interpreted as indicating their existence. Thus, it is believed that there is good potential for locating an economic gold deposit on the Bald Mountain Wash gold property. The writer is of the opinion that the recommended program is warranted, and has sufficient merit to justify the investment.